EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that the Annual Report on Form 10-K of BriteSmile, Inc. for the year 53 weeks ended December 31, 2005 as filed April 17, 2006 with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of BriteSmile, Inc.

Date: April 17, 2006	/s/ Dr. Julian Feneley
Dr. Julian Feneley
President
(Principal Executive Officer)